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                                                                     EXHIBIT 5.1


                               HALE AND DORR LLP
                              COUNSELLORS AT LAW

                 60 STATE STREET, BOSTON, MASSACHUSETTS  02109
                        617-526-6000 . FAX 617-526-5000


                                             September 15, 1999



SatCon Technology Corporation
161 First Street
Cambridge, Massachusetts 02142-1221

     Registration Statement on Form S-3
     ----------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 2,396,690 shares of Common Stock, $.01 par value per share (the "Shares"), of SatCon Technology Corporation, a Delaware corporation (the "Company"), consisting of (i) up to 1,065,920 shares of Common Stock issuable upon exercise of certain warrants of the Company (the "Warrants"); (ii) up to 1,230,770 shares of Common Stock issuable upon conversion of certain shares of Preferred Stock, $.01 par value per share, of the Company (the "Preferred Stock"); and (iii) 100,000 shares of Common Stock issuable upon exercise of certain non-qualified stock options of the Company (the "Options"). All of the Shares are being registered on behalf of certain stockholders or warrantholders of the Company (the "Selling Stockholders").

     We have acted as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.



  WASHINGTON, D.C                 BOSTON, MA                       LONDON, UK*
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             HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
 *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)
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SatCon Technology Corporation
September 15, 1999
Page 2


     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are (or will be, upon exercise of the Warrants, exercise of the Options or conversion of the Preferred Stock in accordance with the terms of the Warrants, the Options and the Company's Certificate of Designation governing the Preferred Stock) validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                             Very truly yours,

                                             /s/ HALE AND DORR LLP

                                             HALE AND DORR LLP